EXHIBIT 21.1

                                  SUBSIDIARIES

EAPI Entertainment, Inc. wholly owns and operates the following subsidiaries:

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COMPANY                     STATE / PROVINCE OF INCORPORATION  DATE OF INCORPORATION
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
Duro Enzyme Solutions Inc.  Nevada                             September 6, 2000
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Duro Enzyme Solutions Inc.  Canadian Corporation               August 10, 2000
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EASI Studio Inc.            British Columbia, Canada           June 20, 2003
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SuperNet Computing Inc.     British Columbia, Canada           June 20, 2003
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EASI Games Inc.             British Columbia, Canada           June 20, 2003
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EASI Education Inc.         Alberta, Canada                    May 30, 2003
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EASI Movies, Music TV Inc.  British Columbia, Canada           June 20, 2003
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EAPI Center Inc.            Manitoba, Canada                   September 5, 2003
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Home.web Sub. Inc.          Nevada                             November 1, 2000
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


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